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                                   EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Back Bay Restaurant Group, Inc. on Form S-8 (File Nos. 33-68574 and 33-68576) and Form S-3 (File No. 33-76424) of our report dated February 16, 1998, except as to the information presented in Note 4 for which the date is March 24, 1998, on our audits of the consolidated financial statements of Back Bay Restaurant Group, Inc. as of December 18, 1997, which report is included in this Annual Report on Form 10-K.



Coopers & Lybrand L.L.P.

Boston, Massachusetts
March 24, 1998